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                         MAHONING NATIONAL BANCORP, INC.
                                    FORM 10-K

                                  EXHIBIT 99(a)

               Report of Independent Certified Public
               Accountants. Predecessor Auditors Report
               for the year ended December 31, 1995.
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                                                       700 One Prudential Plaza
                                                       130 E. Randolph Drive
                                                       Chicago, IL 60601-6203
                                                       312 856-0200


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

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                                 GRANT THORNTON LLP Accountants And
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Board of Directors and Stockholders
Mahoning National Bancorp, Inc.


         We have audited the accompanying consolidated statements of income, changes in stockholders' equity and cash flows of Mahoning National Bancorp, Inc. and its wholly-owned subsidiary, The Mahoning National Bank of Youngstown for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows for Mahoning National Bancorp, Inc. and its wholly-owned subsidiary, The Mahoning National Bank of Youngstown for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                     /S/ GRANT THORNTON LLP

Pittsburgh, Pennsylvania
January 19, 1996